As filed with the Securities and Exchange Commission on July 2, 2007

Registration No. [•]

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

TERADATA CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	75-3236470
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1700 S. Patterson Blvd. Dayton, Ohio	45479
(Address of Principal Executive Offices)	(Zip Code)

(937) 445-5000

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND

ITEMS OF FORM 10

Our information statement is filed as Exhibit 99.1 to this Form 10. For your convenience, we have provided below a cross-reference sheet identifying where the items required by Form 10 can be found in our information statement.

Item No.	Caption	Location in Information Statement
Item 1.	Business	See “Summary,” “Risk Factors,” “The Separation,” “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Certain Relationships and Related Party Transactions” and “Where You Can Find More Information”

Item 1A.	Risk Factors	See “Risk Factors”

Item 2.	Financial Information	See “Summary,” “Capitalization,” “Unaudited Pro Forma Balance Sheet,” “Index to Financial Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”

Item 3.	Properties	See “Business—Properties and Facilities”

Item 4.	Security Ownership of Certain Beneficial Owners and Management	See “Security Ownership of Certain Beneficial Owners and Management”

Item 5.	Directors and Executive Officers	See “Management”

Item 6.	Executive Compensation	See “Management” and “Certain Relationships and Related Party Transactions”

Item 7.	Certain Relationships and Related Transactions and Director Independence	See “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Management,” “Management—Composition of the Board of Directors,” “Management—Committees of the Board of Directors,” and “Certain Relationships and Related Party Transactions”

Item 8.	Legal Proceedings	See “Business—Legal Proceedings”

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	See “Summary,” “The Separation,” “Capitalization,” and “Dividend Policy”

Item 10.	Recent Sales of Unregistered Securities	Not applicable

Item 11.	Description of Registrant’s Securities to be Registered	See “The Separation,” “Dividend Policy” and “Description of Capital Stock”

Item 12.	Indemnification of Directors and Officers	See “Management” and “Description of Capital Stock— Limitation on Liability of Directors and Indemnification of Directors and Officers”

Item 13.	Financial Statements and Supplementary Data	See “Unaudited Pro Forma Balance Sheet” and “Index to Financial Statements” and the statements referenced therein

Item No.	Caption	Location in Information Statement
Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	Not Applicable

Item 15.	Financial Statements and Exhibits	See “Unaudited Pro Forma Balance Sheet” and “Index to Financial Statements” and the statements referenced therein

(a)	List of Financial Statements and Schedules.

The following financial statements are included in the information statement and filed as part of this Registration Statement on Form 10:

(1)	Unaudited Pro Forma Balance Sheet of Teradata Corporation; and

(2)	Financial Statements, including Report of Independent Registered Public Accounting Firm

(b)	Exhibits.

The following documents are filed as exhibits hereto:

Exhibit No.	Exhibit Description
2.1*	Form of Separation and Distribution Agreement between Teradata Corporation and NCR Corporation

3.1*	Form of Amended and Restated Certificate of Incorporation of Teradata Corporation

3.2*	Form of Amended and Restated By-laws of Teradata Corporation

10.1*	Form of Tax Sharing Agreement between Teradata Corporation and NCR Corporation

10.2*	Form of Interim Services and Systems Replication Agreement between Teradata Corporation and NCR Corporation

10.3*	Form of Employee Benefits Agreement between Teradata Corporation and NCR Corporation

10.4*	Form of Brand License Agreement

10.5*	Form of Patent License Agreement

10.6*	Form of Technology License and Access Agreement

10.7*	Teradata Corporation 2007 Stock Incentive Plan

10.8*	Teradata Corporation Employee Stock Purchase Plan

10.9*	Teradata Corporation Management Incentive Plan

10.10*	Teradata Change in Control Severance Plan

10.11*	Form of Stock Option Agreement under the Teradata Corporation 2007 Stock Incentive Plan

10.12*	Form of Restricted Stock Agreement under the Teradata Corporation 2007 Stock Incentive Plan

10.13*	Form of Restricted Stock Unit Agreement under the Teradata Corporation 2007 Stock Incentive Plan

10.14*	Form of Enterprise Data Warehousing Sales and Support Agreement between Teradata Corporation and NCR Corporation

10.15*	Form of IT Maintenance and Support Services and IT Managed Services Agreements between Teradata Corporation and NCR Corporation

Exhibit No.	Exhibit Description
10.16*	Form of Service Provider Agreement between Teradata Corporation and NCR Corporation

10.17*	Form of Distributor Agreement between Teradata Corporation and NCR Corporation

10.18	Purchase and Manufacturing Services Agreement, effective April 27, 1998, by and between NCR Corporation and Solectron Corporation (filed as Exhibit 10.1 to NCR Corporation’s Form 10-Q (SEC File No. 001-00395) for the fiscal quarter ended June 30, 1998 and incorporated herein by reference)

10.19	Amendment No. 1 to Purchase and Manufacturing Services Agreement, dated January 29, 2000, between NCR Corporation and Solectron Corporation (previously filed)

11.1*	Statement regarding computation of per share earnings

21.1*	Subsidiaries of Teradata Corporation

99.1	Information Statement of Teradata Corporation, subject to completion, dated July 2, 2007

*	To be filed by amendment.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

TERADATA CORPORATION

By:	/s/ MICHAEL KOEHLER
Name:	Michael Koehler
Title:	President and Chief Executive Officer

Dated: July 2, 2007

EXHIBIT INDEX

Exhibit No.	Exhibit Description
2.1*	Form of Separation and Distribution Agreement between Teradata Corporation and NCR Corporation

3.1*	Form of Amended and Restated Certificate of Incorporation of Teradata Corporation

3.2*	Form of Amended and Restated By-laws of Teradata Corporation

10.1*	Form of Tax Sharing Agreement between Teradata Corporation and NCR Corporation

10.2*	Form of Interim Services and Systems Replication Agreement between Teradata Corporation and NCR Corporation

10.3*	Form of Employee Benefits Agreement between Teradata Corporation and NCR Corporation

10.4*	Form of Brand License Agreement

10.5*	Form of Patent License Agreement

10.6*	Form of Technology License and Access Agreement

10.7*	Teradata Corporation 2007 Stock Incentive Plan

10.8*	Teradata Corporation Employee Stock Purchase Plan

10.9*	Teradata Corporation Management Incentive Plan

10.10*	Teradata Change in Control Severance Plan

10.11*	Form of Stock Option Agreement under the Teradata Corporation 2007 Stock Incentive Plan

10.12*	Form of Restricted Stock Agreement under the Teradata Corporation 2007 Stock Incentive Plan

10.13*	Form of Restricted Stock Unit Agreement under the Teradata Corporation 2007 Stock Incentive Plan

10.14*	Form of Enterprise Data Warehousing Sales and Support Agreement between Teradata Corporation and NCR Corporation

10.15*	Form of IT Maintenance and Support Services and IT Managed Services Agreements between Teradata Corporation and NCR Corporation

10.16*	Form of Service Provider Agreement between Teradata Corporation and NCR Corporation

10.17*	Form of Distributor Agreement between Teradata Corporation and NCR Corporation

10.18	Purchase and Manufacturing Services Agreement, effective April 27, 1998, by and between NCR Corporation and Solectron Corporation (filed as Exhibit 10.1 to NCR Corporation’s Form 10-Q (SEC File No. 001-00395) for the fiscal quarter ended June 30, 1998 and incorporated herein by reference)

10.19	Amendment No. 1 to Purchase and Manufacturing Services Agreement, dated January 29, 2000, between NCR Corporation and Solectron Corporation (previously filed)

11.1*	Statement regarding computation of per share earnings

21.1*	Subsidiaries of Teradata Corporation

99.1	Information Statement of Teradata Corporation, subject to completion, dated July 2, 2007

*	To be filed by amendment.